UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 8.01	Other Matters.

On February 1, 2023, Community Bank System, Inc. issued a press release announcing the completion of a balance sheet repositioning related to its investment securities portfolio. The Company executed the sale of $786.1 million in book value of its lower-yielding available-for-sale debt securities for an estimated after-tax realized loss of approximately $39.6 million. Proceeds from the sale of $733.8 million were redeployed towards paying off existing wholesale borrowings with a spread differential of approximately 320 basis points higher than the securities that were sold. The Company estimates that the loss will be recouped within approximately 2 years.

The loss on the sale of securities has a neutral impact on shareholders’ equity and the Company’s book value per share, but is expected to be accretive to both the Company’s Tier 1 leverage and tangible equity-to-assets ratios by approximately 20 basis points. This repositioning will be substantially accretive to earnings, net interest margin and return on assets in future periods, and simultaneously provide the Company with greater flexibility in managing balance sheet growth and deposit funding.

The sale of these available-for-sale securities is expected to provide the Company with over $1.3 billion of investment securities cash flows in 2023, including approximately $600 million of previously disclosed maturities and principal cash flows from other available-for-sale and held-to-maturity investment securities during the year.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

The information presented herein, and in other related communications, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and other words of similar import. Forward-looking statements are not historical facts but, instead, express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.

These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The following factors, among others, could cause the actual results of the Company’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, variants of COVID-19, related vaccine and booster rollouts, including the negative impacts and disruptions on public health, the Company’s corporate and consumer customers, the communities the Company serves, and the domestic and global economy, including various actions taken in response by governments, central banks and others, which may have an adverse effect on the Company’s business; current and future economic and market conditions, including the effects on housing prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the effect of changes in the level of checking or savings account deposits and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; the effect on stock market prices on the Company’s fee income businesses, including its employee benefit services, wealth management, and insurance businesses; the successful integration of operations of its acquisitions; competition; changes in legislation or regulatory requirements; and the timing for receiving regulatory approvals and completing pending transactions. For more information about factors that could cause actual results to differ materially from the Company’s expectations, refer to its reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under “Risk Factors” as filed with the SEC and available on the Company’s website at https://ir.communitybanksystem.com and on the SEC’s website at www.sec.gov.

Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated February 1, 2023, issued by Community Bank System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

	By:	/s/ Joseph E. Sutaris
	Name:	Joseph E. Sutaris
	Title:	Executive Vice President and Chief Financial Officer

Dated: February 1, 2023

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated February 1, 2023, issued by Community Bank System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)